Exhibit 99.1

DRI Corporation Announces Intelligent Transportation System Order Valued at Approximately $551,000

  Order Slated for Western Contra Costa Transit Authority
  Products to Integrate With California’s Regional 511 System

DALLAS--(BUSINESS WIRE)--DRI Corporation (DRI) (NASDAQ: TBUS), a digital communications technology leader in the domestic and international surface transportation and transit security markets, announced today that its Digital Recorders, Inc. (DR) subsidiary, based in Durham, N.C., has received an order for intelligent transportation systems valued at approximately $551,000 from Western Contra Costa Transit Authority (WestCAT) in California.

David L. Turney, the Company’s Chairman, President, and Chief Executive Officer, said: “DR has been contracted to manufacture and deliver intelligent transportation systems for the WestCAT bus fleet. Products ordered include the Digital Recorders® automatic vehicle location system, Talking Bus® automatic voice annunciation system and OTvia® software, which provides passenger advisory information for display signs – some of which will be supplied by DRI’s TwinVision na, Inc. subsidiary in Durham, N.C. The OTvia® system also will provide connectivity to WestCAT’s Regional 511 system, which is an exciting tool that enables passengers to telephone 5-1-1 to learn about their bus schedule. The project will commence in first quarter 2008 and is expected to conclude in fourth quarter 2008.”

WestCAT provides local, express, and regional service to the California cities of Pinole and Hercules and the unincorporated communities of Montalvin Manor, Tara Hills, Bayview, Rodeo, Crockett, and Port Costa.

ABOUT THE DIGITAL RECORDERS, INC. SUBSIDIARY

Established in 1983, the Company’s Digital Recorders, Inc. subsidiary develops and manufactures intelligent transportation products for the transit industry. Products include: Digital Recorders® computer-aided dispatch/automatic vehicle location systems; Digital Recorders® automatic vehicle monitoring systems; Talking Bus® automatic voice announcement systems; Digital Recorders® vandal-resistant, hands-free driver microphones; VacTell™ video actionable intelligence systems, and more. For more information, visit www.digitalrecorders.com.

ABOUT THE COMPANY

DRI Corporation is a digital communications technology leader in the domestic and international public transportation and transit security markets. Our products include: TwinVision® and Mobitec® electronic destination sign systems, Talking Bus® voice announcement systems, Digital Recorders® Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell™ video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning the timing and amount of new orders or their expected delivery and installation dates, the potential benefit such orders may have on our ongoing operations, together with any statement, express or implied, concerning future events or expectations, is a forward-looking statement. Use of words such as “expect,” “fully expect,” “expected,” “appears,” “believe,” “belief,” “plan,” “anticipate,” “would,” “goal,” “potential,” “potentially,” “range,” “pursuit,” “run rate,” “stronger,” “preliminarily,” etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including the risk that the assumptions behind the product order, delivery and installation are incorrect, as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed March 28, 2007, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

CONTACT:
DRI Corporation Contact:
Veronica B. Marks
Manager, Corporate Communications
Phone: (214) 378-4776
Fax: (214) 378-8437
E-Mail: veronicam@digrec.com
or
Sharon Merrill Associates, Inc. Contact:
David C. Calusdian
Executive Vice President and Partner
Phone: (617) 542-5300
Fax: (617) 423-7272
E-Mail: dcalusdian@investorrelations.com